TIAA-CREF Equity Funds
Form N-SAR for the period ended October 31, 2013


Item 77 Q1. Other Exhibits

Amendment to the Declaration of Trust

On January 10, 2013, under Conformed Submission 485APOS, accession number, 0000930413-13-000141, a copy of the Form of Trustee Authorization to Establish Additional
Series of Shares of the TIAA-CREF Funds (the Trust) dated December 4, 2012 (the Authorization) was previously filed with the SEC as exhibit 99.A(13) to the Trust's
Registration Statement. This Authorization, which established the TIAA-CREF International Opportunities
Fund as a new series of the Trust, is incorporated herein by reference as an exhibit to Sub-Item 77Q1(a) of Form
N-SAR.